Exhibit (11)    Statement Re: Computation of Earnings Per Share
                     (000's omitted, except per share data)

                                                              Three Months Ended
                                                                    March 31
                                                                1996        1997
                                                             -------     -------
Primary:
Average shares outstanding                                    19,899      22,003
Net effect of stock options and warrants - based
   on the treasury stock method using average
   market price                                                  621       1,184
                                                             -------     -------
Totals                                                        20,520      23,187
                                                             =======     =======

Historical income before income taxes and
  minority interest                                          $ 4,067     $ 8,215
Deduct pro forma income taxes                                  1,590       2,443
Deduct minority interest                                          --         356
                                                             -------     -------
Pro forma net income (A)                                     $ 2,477     $ 5,416
                                                             =======     =======
Per share amount                                             $  0.12     $  0.23
                                                             =======     =======

Fully diluted:
Average shares outstanding                                    19,899      22,003
Net effect of stock options and warrants - based
  on the treasury stock method using the higher
  of the quarter end market price or average
  market price                                                   696       1,184
                                                             -------     -------
Totals                                                        20,595      23,187
                                                             =======     =======

Historical income before income taxes and
   minority interest                                         $ 4,067     $ 8,215
Deduct pro forma income taxes                                  1,590       2,443
Deduct minority interest                                          --         356
                                                             -------     -------
Pro forma net income (A)                                     $ 2,477     $ 5,416
                                                             =======     =======

Per share amount                                             $  0.12     $  0.23
                                                             =======     =======

(A) 1996 includes a provision for income taxes as if Allied Communications had been subject to income taxes for the entire period presented.